                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-55839) and related Prospectus of Wachovia Corporation for the registration of $500 million of subordinated debt securities and to the incorporation by reference therein of our report dated January 13, 1994, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP
                                                ------------------------
                                                Ernst & Young LLP



Winston-Salem, North Carolina

November 17, 1994